                                                                    EXHIBIT 20.3


                          TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                            SERIES 1996-1 AND 1996-2
                                    JUNE 1998


=================================================================================================================================
TOTAL TRUST PERFORMANCE                 JANUARY 1998           FEBRUARY 1998             MARCH 1998             APRIL 1998
=================================================================================================================================
TOTAL ENDING BALANCE:              2,108,831,194           2,085,013,434           2,084,155,460           2,101,025,116
ENDING PRINCIPAL BALANCE:          2,023,905,268           2,001,101,636           2,004,851,422           2,022,641,103
ENDING NON-PRINCIPAL BALANCE:         84,925,926              83,911,798              79,304,038              78,384,012

INVESTOR PERCENTAGE:                      71.06%                  73.07%                  73.90%                  73.76%

YIELD:                                36,423,038   21.00%     36,225,165   21.48%     41,595,765   24.94%     38,256,572   22.90%

CHARGE-OFFS:                          (8,698,807)  -5.02%    (10,478,267)  -6.21%     (9,462,225)  -5.67%     (8,630,229)  -5.17%

NET YIELD: (YIELD - C/O)                           15.99%                  15.27%                  19.27%                  17.73%

=================================================================================================================================
SERIES 1996-1                           JANUARY 1998           FEBRUARY 1998             MARCH 1998             APRIL 1998
=================================================================================================================================

 Month-End Investor Balance        1,115,151,821           1,115,151,821           1,115,151,821           1,115,151,821
 Investor Percentage                      53.59%                  55.10%                  55.73%                  55.62%
 THREE-MONTH-AVG EXCESS SERVICING                   6.22%                   7.35%                   9.01%                   9.75%
                                                   ------                  ------                  ------                  ------

Yield:                                19,517,597   21.00%     19,959,708   21.48%     23,180,029   24.94%     21,279,326   22.90%

 Charge-Offs                          (4,661,330)  -5.02%     (5,773,422)  -6.21%     (5,273,004)  -5.67%     (4,800,364)  -5.17%
 Certificate Interest                 (5,878,078)  -6.33%     (4,882,257)  -5.25%     (5,483,407)  -5.90%     (5,454,367)  -5.87%
 Servicing Fee                        (1,858,586)  -2.00%     (1,858,586)  -2.00%     (1,858,586)  -2.00%     (1,858,586)  -2.00%

EXCESS SERVICING:                      7,119,603    7.66%      7,445,443    8.01%     10,565,031   11.37%      9,166,009    9.86%
=================================================================================================================================
SERIES 1996-2                           JANUARY 1998           FEBRUARY 1998             MARCH 1998             APRIL 1998
=================================================================================================================================

 Month-End Investor Balance          363,636,975             363,636,975             363,636,975             363,636,975
 Investor Percentage                      17.47%                  17.97%                  18.17%                  18.14%
 THREE-MONTH-AVG EXCESS SERVICING                   6.30%                   7.66%                   9.16%                   9.78%
                                                   ------                  ------                  ------                  ------

Yield:                                 6,370,563   21.02%      6,514,279   21.50%      7,564,991   24.96%      6,944,945   22.92%

 Charge-Offs                          (1,520,001)  -5.02%     (1,882,640)  -6.21%     (1,719,460)  -5.67%     (1,565,338)  -5.17%
 Certificate Interest                 (1,771,968)  -5.85%     (1,609,326)  -5.31%     (1,799,953)  -5.94%     (1,734,031)  -5.72%
 Servicing Fee                          (606,062)  -2.00%       (606,062)  -2.00%       (606,062)  -2.00%       (606,062)  -2.00%

EXCESS SERVICING:                      2,472,532    8.16%      2,416,251    7.97%      3,439,516   11.35%      3,039,514   10.03%
=================================================================================================================================

===================================================================================
TOTAL TRUST PERFORMANCE                   MAY 1998                  JUNE 1998
===================================================================================
TOTAL ENDING BALANCE:              2,101,288,165             2,104,387,307
ENDING PRINCIPAL BALANCE:          2,023,741,118             2,028,389,222
ENDING NON-PRINCIPAL BALANCE:         77,547,047                75,998,085

INVESTOR PERCENTAGE:                      73.11%                    73.07%

YIELD:                                38,531,054   22.86%       40,346,796   23.92%

CHARGE-OFFS:                          (8,715,586)  -5.17%       (8,470,787)  -5.02%

NET YIELD: (YIELD - C/O)                           17.69%                    18.90%

===================================================================================
SERIES 1996-1                             MAY 1998                  JUNE 1998
===================================================================================

 Month-End Investor Balance        1,115,151,821             1,115,151,821
 Investor Percentage                      55.13%                    55.10%
 THREE-MONTH-AVG EXCESS SERVICING                  10.29%                    10.17%
                                                   ------                    ------

Yield:                                21,243,499   22.86%       22,232,489   23.92%

 Charge-Offs                          (4,805,203)  -5.17%       (4,667,699)  -5.02%
 Certificate Interest                 (5,636,179)  -6.07%       (5,454,367)  -5.87%
 Servicing Fee                        (1,858,586)  -2.00%       (1,858,586)  -2.00%

EXCESS SERVICING:                      8,943,531    9.62%       10,251,837   11.03%
===================================================================================
SERIES 1996-2                             MAY 1998                  JUNE 1998
===================================================================================

 Month-End Investor Balance          363,636,975               363,636,975
 Investor Percentage                      17.98%                    17.97%
 THREE-MONTH-AVG EXCESS SERVICING                  10.27%                    10.34%
                                                   ------                    ------

Yield:                                 6,933,433   22.88%        7,255,779   23.94%

 Charge-Offs                          (1,566,916)  -5.17%       (1,522,078)  -5.02%
 Certificate Interest                 (1,907,435)  -6.29%       (1,618,297)  -5.34%
 Servicing Fee                          (606,062)  -2.00%         (606,062)  -2.00%

EXCESS SERVICING:                      2,853,021    9.41%        3,509,342   11.58%
===================================================================================


  Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.